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As filed with the Securities and Exchange Commission on September 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

OREGON	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

211 Somerville Road, Route 202 North
Bedminster, New Jersey 07921
(908) 470-2800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

BIOJECT MEDICAL TECHNOLOGIES INC.
RESTATED 1992 STOCK INCENTIVE PLAN

BIOJECT MEDICAL TECHNOLOGIES INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of plans)

James C. O'Shea
Chief Executive Officer
211 Somerville Road, Route 202 North
Bedminster, New Jersey 07921
(908) 470-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

TODD A. BAUMAN
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204-1268
(503) 224-3380

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

RESTATED 1992 STOCK INCENTIVE PLAN Common Stock	1,200,000 shares	$3.80	$4,560,000	$368.90

2000 EMPLOYEE STOCK PURCHASE PLAN Common Stock	300,000 shares	$3.80	$1,140,000	$92.23

TOTAL	1,500,000 shares		$5,700,000	$461.13

(1)
The proposed maximum offering price per share and proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the common stock on the Nasdaq SmallCap Market for September 3, 2003.

EXPLANATORY STATEMENT

        This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Bioject Medical Technologies Inc., an Oregon corporation, in order to register (1) 1,200,000 shares of Common Stock, which shares are in addition to those previously registered on the Registration Statement on Form S-8 (File No. 33-42156), on a Registration Statement on Form S-8 (File No. 33-56454), on a Registration Statement on Form S-8 (File No. 33-94400), on a Registration Statement on Form S-8 (File No. 333-38206), on a Registration Statement on Form S-8 (File No. 333-48632), and on a Registration Statement on Form S-8 (File No. 333-73868) for issuance pursuant to the Bioject Medical Technologies Inc. Restated 1992 Stock Incentive Plan, and (2) 300,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-48634) for issuance pursuant to the Bioject Medical Technologies Inc. 2000 Employee Stock Purchase Plan. The contents of the Registration Statements on Form S-8 (File Nos. 33-42156, 33-56454, 33-94400, 333-38206, 333-48632, 333-73868 and 333-48634) are incorporated herein by reference.

        We have been unable to obtain the consent of Arthur Andersen LLP, our former independent public accountants, as to the incorporation by reference of their report for our fiscal year ended March 31, 2001 into this Registration Statement, and we have not filed that consent with this Registration Statement in reliance upon Rule 437a of the Securities Act of 1933. Because we have not been able to obtain Arthur Andersen LLP's consent, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in our financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

5.1	Opinion of Stoel Rives LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey on September 4, 2003.

BIOJECT MEDICAL TECHNOLOGIES INC.
By:	/s/ JAMES C. O'SHEA James C. O'Shea Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on September 4, 2003.

Signature	Title

/s/ JAMES C. O'SHEA James C. O'Shea	Chairman of the Board and Chief Executive Officer and President Principal Executive Officer
/s/ JOHN GANDOLFO John Gandolfo	Chief Financial Officer Principal Financial and Accounting Officer
* William A. Gouveia	Director
* John Ruedy, M.D.	Director
* Grace Keeney Fey	Director
* Eric T. Herfindal	Director
* Richard J. Plestina	Director
* Edward L. Flynn	Director
* Sandra Panem, Ph.D.	Director
*By:	/s/ JAMES C. O'SHEA James C. O'Shea Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description
5.1	Opinion of Stoel Rives LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.

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EXPLANATORY STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX